UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    April 22, 2003

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

75 Sidney Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Item    5.    Other Events and Regulation FD Disclosure.

        On April 22, 2003, Aventis Pharmaceuticals, Inc. provided to Millennium Pharmaceuticals, Inc. notice of exercise of its option to terminate the three to five-year Technology Transfer Agreement between Millennium and Aventis dated June 22, 2000, effective on the third anniversary of the Agreement, July 21, 2003. Pursuant to the terms of the Agreement, upon providing this notice to Millennium, Aventis paid to Millennium $40,000,000 in consideration for future use of certain Millennium technology transferred to Aventis prior to the termination date, resulting in a total of $160,000,000 paid to Millennium under the Agreement during its term. Termination of the Technology Transfer Agreement has no effect upon the existing five-year Collaboration and License Agreement dated June 22, 2000 between Aventis and Millennium for the joint discovery, development and commercialization of drugs for the treatment of specified inflammatory diseases.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: April 22, 2003	By	/s/ KENNETH M. BATE

Kenneth M. Bate
Senior Vice President and Chief Financial Officer